ARTICLES OF RESTATEMENT

                                     OF

                         DREYFUS LIQUID ASSETS, INC.


     Dreyfus Liquid Assets, Inc., a Maryland Corporation (hereinafter called the "corporation") hereby certifies to the State Department of Assessments and Taxation that:
     1. The Corporation desires to restate its Charter as currently in effect. Therefore, the Charter of the corporation is hereby restated as follows:

     FIRST:    (1)  The name, including the full given name and the
surname, of the incorporator is Arthur J. Steiner.

               (2) The said incorporator's post office address, including the street and number, if any, including the city or county, and including the state or country, is 61 Broadway, New York, New York 10006.

               (3) The said incorporator is at least eighteen years of age.

               (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.


     SECOND: The name of the corporation (hereinafter called the "corporation") is Dreyfus Liquid Assets, Inc.


     THIRD: The corporation is formed for the following purpose or purposes:

               (a) to conduct, operate and carry on the business of an investment company.

               (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of bonds, debentures, notes, and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or by any corporation organized under the laws of the United States or any state, territory or possession thereof, bank certificates of deposit, bank time deposits and bankers' acceptances; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments.

               (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

               (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of Common Stock of the corporation, including shares of Common Stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of Common Stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland.

               (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

               (f) to do all and everything necessary suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Maryland, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the General Corporation Law of the State of Maryland.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.


     FOURTH: The post office address, including street and number, if any, and the city or county, of the principal office of the corporation within the State of Maryland, is 32 South Street, Baltimore, Maryland 21202. The words "principal office" as used herein shall have the meaning ascribed to them by the General Corporation Law.

     The name and the post office address, including street and number, if any, and the city or county, of the resident agent of the corporation within the State of Maryland, are The Corporation Trust Incorporated, a Maryland corporation, 32 South Street, Baltimore, Maryland 21202. The words "resident agent" as used herein shall have the meaning ascribed to them by the General Corporation Law. The said resident agent is a corporation of the State of Maryland.


     FIFTH:    (1)  The total number of shares of stock which the
corporation has authority to issue is twenty-five billion (25,000,000,000), all of which are of a par value of Ten Cents ($.10) per share and are designated as Common Stock.

               (2) The aggregate par value of all the authorized shares of stock is Two Billion, Five Hundred Million Dollars ($2,500,000,000).

               (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue the shares of stock of the corporation.

               (4) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

               (5)  Notwithstanding any provision of the General
Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

               (6) The corporation may issue shares of its Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of this corporation.

               (7) All shares of the Common Stock of the corporation now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the general laws of the State of Maryland authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto; provided, however, that the corporation shall have the right, at its option, to refuse to redeem the shares of stock at less than the par value thereof. In the absence of any specification as to the purpose for which shares of the Common Stock of the corporation are repurchased by it, all shares so repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of Common Stock of the corporation shall not be reduced by the number of any shares repurchased by it.

               (8) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.


     SIXTH:    (1)  The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is eight. The number of directors shall never be less than the number prescribed by the General Corporation Law.

               (2) The names of the persons who currently act as directors of the corporation until their successors are duly chosen and qualified are as follows:

     Lucy Wilson Benson            David W. Burke

     Joseph S. DiMartino           Martin D. Fife

     Whitney I. Gerard             Authur A. Hartman

     George L. Perry               Paul D. Wolfowitz

               (3) The initial by-laws of the corporation shall be adopted by the Board of Directors at their organization meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

               (4) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the corporation, as to the market value of any investment or fair value of any other asset of the corporation, as to the number of shares of the corporation outstanding, as to the estimated expense to the corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the corporation, shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.


     SEVENTH: (1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

               (3) Unless otherwise expressly provided in these Articles of Incorporation, to the extent that a director, officer, employee, or agent of a corporation of the State has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (4) Any indemnification under subsection (1) or (2) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2). The determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (2) if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders in accordance with the charter and by-laws of the corporation.

               (5) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof if authorized in the specific case by a preliminary determination following one of the procedures set forth in the second sentence of subsection (4) that there is a reasonable basis for a belief that the director, officer, employee or agent met the applicable standard of conduct set forth in subsection (1) or
(2), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

               (6) The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of the person.

               (7) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the liability under the provisions of this section.

               (8) For the purposes of this section, references to "the corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as the resulting or surviving corporation; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such a constituent corporation if its separate existence had continued.

               (9) Anything herein contained to the contrary notwithstanding, no officer or director of the corporation shall be indemnified for any liability to the registrant or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     EIGHTH: Any holder of shares of Common Stock of the corporation shall be entitled to require the corporation to repurchase and the corporation shall be obligated to repurchase at the option of such holder all or any part of the shares of Common Stock of the corporation owned by said holder, at the repurchase price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

               (a) certificates for shares of Common Stock shall be presented for repurchase in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose, together with a written request that the corporation repurchase all or any part of the shares represented thereby.

               (b) the repurchase price per share shall be the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, but not later than as at the close of the New York Stock Exchange on the Bank business day next succeeding the time of presentation of certificates for shares, or an appropriate request for repurchase where certificates for shares have not been issued, or in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Board of Directors of the corporation.

               (c)  Net asset value shall be determined by dividing:

               (i) The total value of the assets of the corporation determined as provided in Section (d) below less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued, unmatured or contingent, including the estimated accrued expense of management and supervision, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise, and the price of capital stock redeemed but not paid for) but excluding the corporation's liability upon its shares and its surplus, by:

               (ii) the total number of shares of the corporation outstanding. (Shares sold by the corporation whether or not paid for shall be treated as outstanding and shares purchased or redeemed by the corporation whether or not paid for and treasury shares shall be treated as not outstanding, provided, that the Board of Directors may determine whether shares sold or redeemed on the date of computation shall be included.)

               The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

               (d) in determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors. The net price of Common Stock subscribed but not paid for shall be deemed to be an asset of the corporation.

               (e) payment of the repurchase price by the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the repurchase price. Payment of the repurchase price shall be made on or before the seventh day following the day on which the shares are properly presented for repurchase hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made, and, except as postponement of the date of payment may be permissible under the Investment Company Act of 1940, and the rules and regulations thereunder.

               The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares repurchased a liquidating charge not in excess of one per cent (1%) of the repurchase price of the shares so repurchased, and the Board of Directors may alter or suspend any such liquidating charge from time to time.

               (f) the right of any holder of shares of Common Stock repurchased by the corporation as provided in this Article EIGHTH to receive dividends or distributions thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the repurchase price of such shares is determined, except the right of such holder to receive (i) the repurchase price of such shares from the corporation in accordance with the provisions hereof, and (ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

               (g) repurchase of shares of Common Stock by the corporation is conditional upon the corporation having funds or property legally available therefor.

               (h) the corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, but not later than as at the close of the New York Stock Exchange on the Bank business day next succeeding the time when the purchase or contract to purchase is made, and to take all other steps deemed necessary or advisable in connection therewith, less a charge not to exceed one per cent (1%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time.

               (i) the obligations set forth in this Article EIGHTH may be suspended or postponed, (1) for any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (b) during which trading on the New York Stock Exchange is restricted,
(2) for any period during which an emergency exists as a result of which
(a) the disposal by the corporation of investments owned by it is not reasonably practicable or (b) it is not reasonably practicable for the corporation fairly to determine the value of its net assets, or (3) for such other periods as the Federal Securities and Exchange Commission or any successor governmental authority may by order permit for the protection of security holders of the corporation.

     NINTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all contracts and rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.


     2. The restatement of the Charter of the corporation was authorized and approved by a majority of the entire board of directors of the corporation at a meeting held on February 1, 1996.
     3. The provisions set forth in the above Articles of Restatement are all the provisions of the corporation's Charter currently in effect. The corporation's Charter is not amended by these Articles of Restatement.
     4. The current address of the principal office of the corporation in the State of Maryland is 32 South Street, Baltimore, Maryland, 21202, and the corporation's current resident agent is The Corporation Trust Incorporated, a Maryland corporation, whose address is 32 South Street, Baltimore, Maryland 21202.
     5. The corporation currently has eight directors; the directors currently in office are Lucy Wilson Benson, David W. Burke, Joseph S. DiMartino, Martin D. Fife, Whitney I. Gerard, Authur A. Hartman, George L. Perry and Paul D. Wolfowitz.
     IN WITNESS WHEREOF, Dreyfus Liquid Assets, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President, Eric B. Fischman, and attested by its Assistant Secretary, Margaret Pardo, on the 1st day of February, 1996.
     The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under penalties of perjury.

                              DREYFUS LIQUID ASSETS, INC.




                              ______________________________
                              Eric B. Fischman,
                                Vice President

Attest:




______________________
Margaret Pardo,
  Assistant Secretary